UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2012 (May 22, 2012)

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (401) 454-2880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 22, 2012, LIN TV Corp. (the “Company”) held its Annual Meeting of stockholders.  The proposals below, which are described in detail in the Proxy Statement, were submitted to the stockholders.  The final voting results for each proposal were as follows:

(i) The election of two members to our Board of Directors to serve as Class III directors for a term of three years:

	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Royal W. Carson, III	96,200,571	847,217	6,593,101
Vincent L. Sadusky	98,249,626	496,261	6,593,101

(ii) The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012:

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
105,027,370	459,912	2,241	0

(iii) The approval of the Amended and Restated 2002 Stock Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 2,600,000 shares (from 8,800,000 shares to 11,400,000 shares):

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
81,670,091	4,460,681	9,531	6,593,101

(iv) The approval of the Amended and Restated 2010 Employee Stock Purchase Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 385,000 shares (from 350,000 shares to 735,000 shares):

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
98,194,036	357,265	5,731	6,593,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: May 25, 2012	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller